Exhibit 99.2

CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”) is entered into by and between James Bortnak (hereinafter “Consultant”) and Stamps.com Inc., along with its corporate affiliates, related entities, and their respective owners, officers, directors, shareholders, agents, employees, attorneys, and subsidiaries (hereinafter collectively referred to as “the Company”; Consultant and the Company are sometimes referred to herein as the “Parties”) with reference to the following facts:

WHEREAS, Consultant has significant experience with the Company’s business as a result of his long service with the Company in senior executive roles.

WHEREAS, Consultant and Company wish to restructure the terms of Consultant’s service going forward so that the Company can receive the benefit of Consultant’s services on a consulting basis.

WHEREAS, in recognition of Consultant’s significant contributions to the Company, the Company is paying Consultant a special bonus in connection with the Effective Date ( as defined below).

NOW THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, and intending to be legally bound, the Parties hereto agree as follows, effective as of the Effective Date (as defined in Paragraph 22 below):

1.
Separation of Employment; Interim Period; Special Bonus. Consultant’s last day of employment with the Company shall be September 30, 2017 (“the Separation Date”). Between the Effective Date and the Separation Date (the “Interim Period”), Consultant shall remain employed by the Company, receiving as sole compensation his current base salary rate and benefits, which shall continue to be payable in accordance with the current terms and manner of payment. The Company shall pay Consultant a special, one-time bonus of $1,000,000.00, less legally required tax withholdings, which shall be paid in a single lump sum payment within five (5) business days after the Effective Date. In addition, the Company shall pay Consultant additional amounts in the aggregate equal to $3,197,363.27 (“Additional Bonus”), which shall be paid in thirty-six (36) equal monthly installments, less legally required tax withholdings, over a thirty-six (36) consecutive month period, with the first installment paid on the Company’s first payroll date that falls immediately after October 15, 2017, and subsequent installments paid on the corresponding monthly payroll date during each of the next thirty five (35) months thereafter, all in accordance with the Company’s normal payroll practices. The Company and Consultant agree that the special, one-time bonus and the Additional Bonus do not relate in any way to the Services to be provided pursuant to Section 2(b) below.

2.	Consulting Arrangement. The Company shall retain Consultant as a consultant in the manner and for the period of time described below.

(a)           Term of Consulting Arrangement. The Company shall retain Consultant as a consultant for a thirty-six (36) month period beginning from the Separation Date, unless sooner terminated pursuant to this Paragraph 2 (“the Consulting Period”).

(b)           Scope of Consulting Duties. During the Consulting Period, Consultant shall make himself available to the Company, on a regular basis not to exceed twenty (20) hours per week by phone and email during regular work hours, to consult and perform Services (as defined in Paragraph 2(h) below) as reasonably requested by the Company and consistent with the Consultant’s skill, experience and expertise. During the Consulting Period, Consultant shall report to the Chief Marketing Officer, or the current Company employee performing similar duties to the current CMO (collectively the “CMO”), and shall take instructions only from the CMO or his identified designee. Consultant shall have no authority to bind the Company to any third person or otherwise to act in any way as the Company’s representative during the Consulting Period without the Company’s specific written instruction. Consultant agrees that, during the Consulting Period, Consultant will not, without the prior written consent of the Company, (i) serve as a partner, employee, consultant, officer, manager, agent, associate, investor for, (ii) directly or indirectly, own, purchase, organize or take proprietary steps for the organization of, or (iii) build, design, finance, acquire, lease, operate, manage, invest in, work or consult for or otherwise affiliate himself with, any enterprise or business engaged in the business of (a) USPS payment technologies (for example, PC postage or ePostage), (b) USPS-focused or (whether or not USPS-focused) multi-carrier mailing and shipping services or software, or (c) USPS discount rate services, such as USPS consolidators or other shipping discount rate services.

(c)           Consulting Fee. In exchange for Consultant’s agreement to provide the Services in accordance with this Agreement, and in further consideration for Consultant’s other promises and covenants herein, Consultant shall be paid a consulting fee of $41,666.67 per month, with the first payment to be paid on the last business day of the month following the month in which the Separation Date occurs, and thereafter on a monthly basis in arrears), during the Consulting Period. The payments set forth in this Paragraph shall be referred to as the “Consulting Fee.” During the Consulting Period, Consultant shall be treated as an independent contractor and the Company shall not withhold amounts for taxes from the Consulting Fee, and the Consulting Fee shall be reported on form 1099-MISC, unless otherwise agreed by the parties. The Consulting Fee shall be payable to Consultant hereunder regardless of the level of Services for which the Company utilizes Consultant hereunder. As an independent contractor, Consultant agrees and acknowledges that he shall not be eligible to participate in, and shall not accrue benefits under, any of the Company’s employee benefit plans or programs during the Consulting Period except for the continued vesting of the Option (as defined below) or as otherwise specifically provided by this Agreement.

(d)           Stock Options. During the term of his employment with the Company, Consultant was granted stock options to purchase shares of the Company’s Common Stock (“the Option”), of which a portion of the shares remain unexercised (“the Option Shares”). The Option and the Option Shares are described on Annex A hereto. The grants were made pursuant and subject to the terms and conditions of the Company’s 2010 Equity Incentive Plan, as amended (“the Plan”), copies of which plans were previously provided to Consultant. The Option grants were made pursuant to Stock Option Agreements between Consultant and the Company (“the Option Agreements”). The Company and Consultant agree that, pursuant to the terms of the Plan, the Option shall remain outstanding and continue to vest in accordance with the original vesting schedule in the Option Agreements, with no change or acceleration resulting from this Agreement or the matters contemplated herein. Upon termination of the Consulting Period for any reason, the Option shall cease to vest and Consultant shall then be considered to have a “Termination of Service” (as defined in the Plan) for purposes of the Plan and the Option Agreements. The Option Shares, to the extent vested, must be exercised, if at all, within the time periods and pursuant to the terms and conditions otherwise set forth in the Plan and the Option Agreements, including the time periods for exercise following Termination of Service, and if any portion of the Option is not timely and properly exercised, such portion of the Option and the related Option Shares shall be forfeited. To the extent permitted by and subject to the terms of the Plan, Consultant shall have the right to direct the Company in writing, delivered to the Company at least five (5) business days prior to any exercise of the Option, to withhold a portion of the Option Shares to be issued upon such exercise having a fair market value sufficient to satisfy applicable federal and state income and employment tax withholding obligations with respect to any such award. To the extent permitted by and subject to the terms of the Plan, Consultant shall also have the right to transfer his Options, and Option Shares to any legal entity that he or his immediate family members own(s) or control(s) at any time during the Consulting Period. Consultant agrees that for an eighteen (18) month period commencing on the Effective Date he will continue to hold and own, and will not sell, assign, short sell, hedge, pledge or otherwise dispose of, directly or indirectly, 1,679 Option Shares or any interest therein, and the Company may place physical and/or electronic stop payment legends and/or instructions on any such Option Shares during such period (the obligations and rights described in this sentence, the “Holding Obligations”). Such number of Option Shares shall be equitably and proportionately adjusted in the event of any stock split, stock dividend or like event after the Effective Date, and the Holding Obligations of the Parties shall promptly be adjusted accordingly by adding or removing shares from the Holding Obligations.

(e)           Consultant acknowledges and agrees that, except as set forth in this Paragraph 2 and its subparts (including Annex A), and except for stock of the Company that he already owns (through his participation in the Company’s Employee Stock Participation Plan or otherwise), he is not entitled to, nor shall he make any claim for, any other equity interest in the Company of any type whatsoever, including, but not limited to, any other stock options, any shares of any class or series of capital stock in the Company or any security of the Company. Consultant further acknowledges and agrees that he waives any claim of right to any other equity interest in the Company not specifically set forth in this Paragraph 2 and its subparts (including Annex A), but without affecting any of Consultant’s rights to stock of the Company that he already owns (through his participation in the Company’s Employee Stock Participation Plan or otherwise).

(f)           Consultant agrees, to the maximum extent allowed by law: (i) that he shall be solely liable for and shall pay any and all taxes, costs, interest, assessments, penalties, damages, attorneys’ fees or other losses to which he is or may be subject by reason of the payments by the Company to him identified in Paragraph 2 of this Agreement and its subparts, and by reason of the equity interest identified in Paragraph 2 of this Agreement and its subparts; (ii) to indemnify and hold the Company harmless from any and all taxes, costs, assessments, interest, penalties, damages, attorneys’ fees or other losses (not including consequential or other special damages) to which the Company is or may be subject (including, but not limited to any claim or claims against the Company for failure to withhold or under-withholding of taxes or for failure to pay or under-payment of any employer or employment taxes) by reason of Consultant’s failure to pay taxes, costs, interest, assessments or penalties related to any payment by the Company to him under this Agreement when and as due; (iii) not to seek or make any claim or claims against the Company for contribution, indemnity, compensation, recompense, damages, taxes, costs, interest, penalties, attorneys’ fees or other losses if a determination is made that withholdings should have been made from any payments to Consultant or that self-employment taxes should not have been owed by Consultant; and (iv) in connection with Consultant’s failure to pay taxes, costs, interest, assessments or penalties related to any payment by the Company to him under this Agreement when and as due, to assume responsibility for contesting and defending, and in all other cases, to reasonably cooperate at the Company’s expense in the defense of, any claim or assertion against the Company that withholdings should have been made from any payment provided to Consultant hereunder, or that the Company owes taxes thereon for any reason. In addition, Consultant confirms he has consulted his own tax advisors regarding tax implications of this Agreement and the structure of payments to him hereunder, including those implications arising under Internal Revenue Code section 409A, and agrees that the Company is not responsible for any such tax implications or any related taxes, interest, penalties or other amounts due, and he will not make any claims to the contrary.

(g)           Termination.

(I)           The Consulting Period, and all of Company’s obligations in Paragraphs 1 and 2 (including paying the Additional Bonus and Consulting Fees), may, without prejudice to all of the Company’s other rights and remedies at law or under this Agreement, be terminated by the Company only if Consultant materially breaches this Agreement and (i) the Company first provides Consultant written notice of the material breach, and such breach (if reasonably curable) is not cured in a reasonable period of time not to exceed ninety (90) days after the Consultant receives the written notice from the Company describing the breach in reasonable detail and (ii) after such reasonable cure period the Company first initiates in good faith formal legal action by submitting the dispute to arbitration in accordance with Paragraph 18 hereof, including submitting a bona fide claim against Consultant alleging such material breach through the arbitration process.

(II)          The Consulting Period, and all of Consultant’s obligations in Paragraphs 1 and 2 (including the non-compete), may, without prejudice to all of the Consultant’s other rights and remedies at law or under this Agreement, be terminated by the Consultant only if the Company materially breaches this Agreement and (i) the Consultant first provides the Company written notice of the material breach, and such breach (if reasonably curable) is not cured in a reasonable period of time not to exceed ninety (90) days after the Company receives the written notice from the Consultant describing the breach in reasonable detail and (ii) after such reasonable cure period the Consultant first initiates in good faith formal legal action by submitting the dispute to arbitration in accordance with Paragraph 18 hereof, including submitting a bona fide claim against the Company alleging such material breach through the arbitration process. Additionally, only if the Company becomes bankrupt or insolvent, or makes an assignment to creditors, has a receiver or receiver manager appointed by any creditor or government agency, or materially breaches this Agreement (where the Consultant has not materially breached this Agreement) related to any payment obligation hereunder and such breach is not cured (if reasonably curable) within a reasonable period of time not to exceed ninety (90) days (or, in the case of any material breach related to any payment obligation hereunder, thirty (30) days) after the Company has received a written notice from Consultant describing the breach in reasonable detail), as the exclusive remedy for such matters, the Consultant may, at his option, terminate only his future Services obligations under this Agreement and accelerate all remaining payments to be given to him under this Agreement at any time, and may commence action to obtain immediate payment thereof, without prejudice (except as set forth in this sentence) to all of his other rights and remedies at law or under this Agreement. Consultant shall have the right to direct the Company to pay any accelerated portion of the Additional Bonus into a rabbi trust, in a form reasonably acceptable to the Consultant, with a third party financial institution as trustee, and the parties agree that any payments hereunder are intended to comply with or be exempt from, Section 409A, and shall be construed and interpreted in accordance with such intent.

(III)        Pending the resolution of any arbitration under this Agreement, all Parties shall continue to comply with their respective obligations under this Agreement, except that as to any arbitration initiated to terminate either a payment or a performance obligation under Paragraph 1 or 2, the Company shall pay all Consulting Fees and Additional Bonus amounts remaining to be paid hereunder into a reasonably acceptable escrow account pending resolution of such arbitration proceeding.

(h)           “Services” means the consulting services provided by Consultant to the Company during the term of this Agreement. Upon reasonable request by the Company, and consistent with Consultant’s skill, experience, and expertise, the Services shall include corporate strategy and advisory services relating to: (i) strategic and business planning and advice, (ii) recommendations for optimizing the Company’s strategic and business opportunities during the Consulting Period, and (iii) personnel development in strategic business areas.

(i)           The Company agrees to indemnify and hold harmless the Consultant from any and all damages, costs, claims, expenses or other liability (including reasonable attorneys’ fees) (not including consequential or other special damages incurred by Consultant) arising from or relating to any third party claims related to Consultant’s provision of Services hereunder except to the extent of any such Losses that are caused by Consultant engaging in fraud, gross negligence, willful misconduct or breaching his obligations hereunder related to his Services. Consultant will reasonably cooperate in connection with any such indemnity as to procedural matters and to mitigate any Losses.

3.
Warranty. Other than the payments and consideration set forth in this Agreement that are to be provided on or after the Effective Date, Consultant acknowledges that he has received all monies and other benefits due him as a result of his employment with and separation from the Company, including payment for any accrued but unused vacation time and reimbursement for any appropriately incurred work-related expenses.

4.	Release of Claims by Consultant.

(a)
Consultant acknowledges and agrees that the foregoing consideration represents settlement in full of all outstanding obligations alleged to be owed to him by the Company with respect to his employment and the termination of his employment relationship with the Company. Consultant, on behalf of himself and his representatives, agents, heirs and assigns, waives, releases, discharges and promises never to assert any and all claims, liabilities, obligations or causes of action (whether contract, tort, property, statutory, common law, securities, tax or any other legal theory) relating to any matters of any kind and nature, whether known or unknown, suspected or unsuspected, that he ever had, now has or might have, in any capacity (employee, stockholder or otherwise), arising from or related to any omissions, acts or facts that have occurred up until and including the Effective Date against the Company, its predecessors, successors, affiliated entities, shareholders, investors, agents, attorneys, directors, officers, employees or assigns. Consultant will reaffirm Paragraph 4 and the releases herein in writing as of, and through, the Separation Date, in the form of Exhibit A.

This release includes, without limitation, any claims arising from or related to Consultant’s employment relationship with the Company, the termination of that relationship, any prior agreements between the parties not expressly reserved herein, any ownership of securities of the Company, and any claims arising from or related to the execution of this Agreement. The claims released also specifically include, without limitation,

(i)
any and all claims for wages, compensation, bonuses, severance, benefits, wrongful discharge of employment; breach of contract, both expressed and implied; breach of a covenant of good faith and fair dealing, both expressed and implied; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; retaliation, fraud; interference with contractual relationships; and defamation;

(ii)
any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Age Discrimination in Employment Act of 1967, as amended by the Older Workers Benefits Protection Act of 1990 (“the ADEA”), Section 1981 of Title 42 of the United States Codes, the Employee Retirement Income Security Act of 1974, the Fair Labor Standards Act, the Federal Family and Medical Leave Act, the California Family Rights Act, the California Labor Code, the California Fair Employment and Housing Act, and related discrimination statutes and ordinances, and any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

(iii)	any and all claims for attorneys’ fees and costs;

(iv)
any and all claims for equity awards, equity interests, stock options, shares of any class or series of capital stock, or any securities of the Company of any kind except as provided in this Agreement;

(v)	any and all claims arising from or related to Consultant’s ownership of stock, options or other securities of the Company;

(vi)
any and all claims for fraud (common law or other) and any and all claims arising under US, state or foreign laws, rules, statutes and regulations, including corporate, antitrust, tax or securities laws;

(vii)	any and all claims for ownership of any Company property or assets; and

(viii)	Consultant further acknowledges that he is not suffering from any work related injuries or ailments that would give rise to a claim under California’s Workers’ Compensation Act or any similar law.

Consultant agrees that the release set forth in this Paragraph 4 will be and remain in effect in all respects as a complete and general release as to the matters released. Consultant shall not bring or threaten to bring, in any forum or via judicial or non-judicial means, a claim released hereby, nor will he indirectly participate in any such claim (other than, if required by a legal process, providing testimony or submitting to depositions or responding to subpoenas), such as by being party to any lawsuit brought on a class or group basis.

Notwithstanding anything in this Agreement or an incorporated agreement to the contrary, nothing contained in this Agreement shall prohibit or limit Consultant from reporting possible violations of federal, state or local securities or employment, workplace or discrimination laws to, or from filing a charge or complaint with, the Securities and Exchange Commission, the EEOC or any state equivalent thereof (“Agencies”), or from cooperating with such agencies in any investigation or proceeding. Consultant agrees that any such reporting must be done in good faith and Consultant must use his reasonable best efforts to effectuate any such disclosure in a manner that prevents the dissemination of such information beyond those persons necessary to make the report or filing, such as filing such information under seal and otherwise using his reasonable best efforts to prevent it from being publicly disclosed. Consultant further understands that this Agreement does not prohibit or limit Consultant’s cooperation with any Agencies, nor does it preclude or limit Consultant’s right to receive an award from any Agencies for information provided to any Agencies or as a result of any claim filed with any Agencies, including whistleblower awards under Section 21F of the Securities Exchange Act. By entering into this Agreement, however, Consultant is waiving rights to individual monetary or financial relief directly from the Company arising from any Agency proceeding that relates to the matters released by this Agreement, unless prohibited by law. For purposes of this Paragraph and of this entire Agreement, Consultant confirms he has been advised by sophisticated securities and employment counsel and understands the terms of this Agreement, including this Paragraph. Consultant’s reporting, cooperation and award receipt rights with respect to Agencies set forth in this Paragraph are referred to as “Agency Reporting Rights.”

In addition, the release under this Paragraph 4 of this Agreement does not apply to claims Consultant might have for (i) unemployment compensation benefits, workers compensation benefits, health insurance benefits under the Consolidated Omnibus Budget Reconciliation Act (COBRA), (ii) claims with regard to vested benefits under a retirement plan governed by the Employee Retirement Income Security Act (ERISA), or (iii) any rights to enforce the provisions of this Agreement, including, but not limited to, continued exercisability and vesting of any Options under Paragraph 2(d) above and any rights to indemnification to the extent provided under his Indemnification Agreement dated April 29, 2014 with the Company (the “D&O Indemnity Agreement”), or, as in effect from time to time, under the Company’s certificate of incorporation, by-laws and insurance for indemnification and/or defense as an employee, officer or director of the Company. In addition, nothing in this Agreement shall be construed or enforced in a manner that would interfere with Consultant’s rights under the National Labor Relations Act, if any, to discuss or comment on the terms and conditions of his employment.

5.	Release of Claims by the Company.

The Company, on behalf of itself and its related entities, and their respective owners, officers, directors, shareholders, agents, employees, attorneys, affiliates and subsidiaries (collectively, the “Company Releasees”), waives, releases, discharges and promises never to assert any and all claims, liabilities, obligations or causes of action (whether contract, tort, property, statutory, common law, securities, tax or any other legal theory) relating to any matters of any kind and nature, whether known or unknown, suspected or unsuspected, that it ever had, now has, or might have arising from or related to any omissions, acts or facts that have occurred up until and including the date of execution of this Agreement against Consultant, and his representatives, agents, heirs and assigns. Company will reaffirm Paragraph 5 and the releases herein in writing as of, and through, the Separation Date, in the form of Exhibit B.

This release includes, without limitation, any claims arising from or related to Consultant’s employment relationship with the Company, the termination of that relationship, any prior agreements between the parties not expressly reserved herein, and any claims arising from or related to the execution of this Agreement. The claims released also specifically include, without limitation, any and all claims for breach of contract, both expressed and implied; breach of a covenant of good faith and fair dealing, both expressed and implied; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; fraud; interference with contractual relationship; and defamation. The claims released specifically include, without limitation:

(a)           any and all claims for attorney’s fees and costs;

(b)           any and all claims for fraud (common law or other) and any and all claims arising under US, state or foreign laws, rules, statutes and regulations, including corporate, antitrust, tax or securities laws; and

(c)           any and all claims for breach of any statute, rules and regulations of any kind under US, state, local or foreign laws.

The Company agrees that the release set forth in this Paragraph 5 will be and remain in effect in all respects as a complete and general release as to the matters released. The Company shall not bring or threaten to bring, in any forum or via judicial or non-judicial means, a claim released hereby.

Notwithstanding the foregoing, nothing contained in this Agreement shall prohibit or limit the Company from reporting possible violations of federal, state or local law to, or from filing a complaint with any Agencies. Nor does this Agreement prohibit or limit the Company’s cooperation with any Agencies.

The release under this Paragraph 5 of this Agreement does not apply to claims the Company might have for any rights to enforce the provisions of this Agreement or under the any of the other agreements or instruments reserved hereunder by the Company or Consultant.

6.
Civil Code Section 1542 or Similar Statute. The Parties represent that they are not aware of any claims against each other, other than the claims that are released by Paragraphs 4 and 5 of this Agreement. All Parties hereto expressly acknowledge and agree that the releases herein are general in nature and as broad as may be granted under applicable law, and that this Agreement fully and finally settles and forever resolves all of the claims released hereby, even those which are unknown, unanticipated or unsuspected. Upon the advice of legal counsel, the Parties hereto hereby acknowledge that they understand, and expressly waive, all benefits and protections under Section 1542 of the Civil Code of California, as well as under any other statutes, legal decisions or common law principles of similar effect to the extent that such benefits or protections may contravene the provisions of this Agreement. Section 1542 of the Civil Code of California states:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

The Parties hereto acknowledge that the foregoing waiver was separately bargained for and is a key element and material term of this Agreement.

7.
Continuing Effect of Confidentiality Agreement. All of the requirements of the Confidential Information and Invention Assignment Agreement previously entered into between Consultant and the Company on or about October 6, 1999 (“Confidentiality Agreement”) remain in full force and effect, binding on Consultant and shall continue to apply throughout the Consulting Period, as well as thereafter in accordance with the terms thereof, it being understood that the “Relationship” referred to therein is continuing during the Consulting Period. Consultant represents and warrants that he has complied with his obligations under that Confidentiality Agreement, there have been no amendments thereto and that he will continue to comply with such obligations in accordance with the terms thereof. The Company and Consultant agree that although the “Relationship” referred to therein shall continue during the Consulting Period, Consultant shall nevertheless return property (including, without limitation, mobile phones, computers, physical and electronic files, documents, emails and other communications, and all other tangible and intangible property belonging to the Company) and deliver a Termination Certificate, as required by Section 5 of the Confidentiality Agreement, upon the Effective Date and, upon request of the Company, again at the conclusion of the Consulting Period. For the avoidance of doubt, this Agreement controls over any “employment at-will” provisions in the Confidentiality Agreement.

8.
Cooperation. As part of this Agreement, without additional compensation, Consultant agrees reasonably to cooperate with the Company in the prosecution or defense of all threatened claims or actual litigation in which the Company is or may become a party, whether now pending or hereafter brought, in which Consultant has knowledge of relevant facts or issues. This cooperation may include, but is not limited to, conferring with and assisting the Company in preparatory work in litigation matters and providing factual information to the Company. The Company will promptly reimburse the Consultant for any out-of-pocket expenses reasonably incurred by him to provide the cooperation requested under this Paragraph 8.

9.	Governing Law. This Agreement shall be construed under the laws of the State of California, both procedural and substantive.

10.
Waiver. The failure to enforce any provision of this Agreement shall not be construed to be a waiver of such provision or to affect the validity of this Agreement or the right of any party to enforce this Agreement.

11.	Modification. No amendments to this Agreement will be valid unless written and signed by Consultant and the Chief Executive Officer or other authorized representative of the Company.

12.
Severability. If any sentence, phrase, paragraph, subparagraph or portion of this Agreement is found to be illegal or unenforceable, such action shall not affect the validity or enforceability of the remaining sentences, phrases, paragraphs, subparagraphs or portions of this Agreement; provided, however, that if a court of competent jurisdiction or arbitrator holds that Paragraphs 4 or 5 and/or (in relation to Paragraphs 4 or 5), Paragraph 6 are substantially and materially illegal, invalid, or unenforceable, then this Agreement shall become null and void, and no further Consulting Fee that is not yet paid shall be required to be paid pursuant to Paragraph 2 (and its subparts) above.

13.
Confidentiality of Agreement. The Parties agree: (i) not to disclose the existence of this Agreement or any of its terms, or any facts, circumstances, writings, documents or events leading up to or relating to this Agreement, to anyone other than their respective attorneys, accountants and, in the case of Consultant, immediate family members; (ii) to keep all such matters referred to in clause (i) strictly confidential; and (iii) that they will inform such attorneys, accountants and immediate family members about this confidentiality provision and be responsible for any breach by them hereof as if they were parties hereto; provided, however, solely to the extent compelled by an order of a court of competent jurisdiction or a subpoena issued under the authority thereof or other governmental authority having statutory or other jurisdiction to compel disclosure, a Party may disclose only such portion of such items as, upon written advice of counsel, it or he is so compelled by law to disclose if, prior to any such disclosure, the Company or Consultant, as applicable, (unless prohibited by law) first notifies the other Party in writing and reasonably cooperate with the other Party, at such Party’s expense, to obtain confidential treatment or other appropriate protection to ensure the confidentiality of such matters. The Parties agree that this confidentiality obligation is a material term of this Agreement. Notwithstanding the foregoing, the (i) Company may publicly disclose all or a portion of this Agreement by a filing with the SEC (if the Company determines it is legally required to do so, as it presently believes to be the case) and only that public information shall no longer be subject to this Paragraph 13, (ii) Consultant may disclose such confidential information only to the extent required to satisfy tax and immigration legal requirements, and (iii) Consultant’s Agency Reporting Rights are not limited by this Paragraph.

14.
Expenses. Each Party shall bear its own fees, costs and expenses (legal or otherwise) in connection with this Agreement and any and all related matters (including any expenses that relate to this Agreement or any circumstance related hereto that could be reimbursable under any other agreement with or policy of the Company); provided however, that on the Effective Date, the Company agrees to reimburse Consultant for solely those legal fees that are shown as the “Total This Invoice” on that certain invoice, number 3063291, received by the Company on the date hereof, and dated the date hereof, from his counsel, entitled “Total Paragraph 14 Invoice,” but no other fees, costs or expenses (legal or otherwise).

15.
Non-solicitation of Employees. The non-solicitation provisions of the Confidentiality Agreement shall remain in full force and effect both during the Consulting Period and for a period of twenty-four (24) months after the end of the Consulting Period.

16.
Non-Disparagement. Consultant agrees that he will not make any negative, disparaging, detrimental or derogatory remarks or comments to any third party concerning the Company, or its current and former officers, directors, employees, agents, representatives, affiliates or subsidiaries or products. The Company agrees that no member of its Board of Directors or any executive officer will, and no agent or other employee who has been authorized by the Company to speak for it concerning Consultant will, make any negative, disparaging, detrimental or derogatory comments to any third party concerning Consultant. The Parties agree that any statements a Party makes regarding Consultant’s departure shall be materially consistent with the mutually agreed press release issued on or about the date hereof regarding Consultant’s separation from the Company. Nothing contained in this Paragraph or Agreement shall prevent (i) Consultant’s Agency Reporting Rights or (ii) either Consultant or the Company from making truthful statements regarding the other to any governmental entity or regulatory agency where compelled by legal process in the form of a court order, an order from a regulatory agency or similar legal process, or where required by the rules and regulations of the Securities and Exchange Commission. If any Party believes that the other party has breached this Paragraph, and intends to seek to remedy such alleged breach, such Party shall first be required to contact the other Party and request a retraction or other appropriate response prior to commencing any action to enforce this Paragraph. Additionally, any ensuing action to enforce this Paragraph shall be limited to actual damages and/or equitable relief designed to stop violations of this Paragraph, but shall not in any way seek to invalidate or otherwise impair the releases, financial obligations or other provisions of this Agreement, and no Party shall be required to accept any remedy that invalidates or impairs this Agreement’s release provisions, financial obligations or any other provisions of this Agreement.

17.
Entire Agreement/Integration. This Agreement, the Confidentiality Agreement and the Option Agreements together constitute the entire agreement between Consultant and the Company concerning the terms of Consultant’s employment with and separation from the Company and the compensation related thereto. No other covenants, agreements, representations, or warranties of any kind have been made to any Party hereto with respect to such matters. All prior discussions and negotiations regarding such matters have been and are merged and integrated into, and are superseded by, this Agreement. Without limiting the foregoing, this Agreement specifically supersedes any existing separation terms and any existing or prior agreements between Consultant and the Company relating to such matters (other than the Confidentiality Agreement, the D&O Indemnity Agreement and the Option Agreements), which shall not be of any force or effect. Nothing herein supersedes or affects the Confidentiality Agreement, the D&O Indemnity Agreement or the Option Agreements, which remain in full force and effect in accordance with their terms.

18.
Arbitration; Jurisdiction. Any and all disputes or claims arising out of or in any way related to Consultant’s employment with or separation from the Company or this Agreement including, without limitation, fraud in the inducement of this Agreement, or relating to this Agreement (including validity, enforcement or otherwise), shall be resolved exclusively through binding arbitration at a mutually convenient office of JAMS or other mutually agreeable alternative dispute resolution service in Los Angeles, California, in accordance with the rules of that body; provided, a Party may seek provisional remedies, including injunctive relief, pursuant to California Code of Civil Procedure §1281.8(b) in a court of law, but in doing so, must file under seal to the maximum extent permitted by law without materially compromising their position. A Party will initiate arbitration by sending written notice of an intent to arbitrate by registered or certified mail to all parties and to JAMS or the different service mutually selected. The notice must contain a description of the dispute, the amount involved and the remedy sought. Each Party shall be responsible for its own costs and attorney’s fees incurred by reason of such arbitration. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The Parties shall request, to the maximum extent possible under JAMS rules and applicable law, that the arbitration be conducted confidentially, and each shall take all reasonable steps to preserve such confidentiality. Subject to the foregoing requirements as to arbitration, each Party hereby consents to the exclusive jurisdiction of the Federal courts of the United States sitting in the state of California in any action on a claim between or among any of the Parties arising out of, under or in connection with this Agreement or the transactions contemplated by this Agreement. If, for any reason, such Federal courts will not or cannot hear any such action or proceeding, it may only be brought and enforced in the state courts of California. Each Party further agrees that personal jurisdiction over him or it may be effected by service of process by registered or certified mail addressed as provided in this Agreement, and that when so made, shall be as if served upon him or it personally within the state of California.

19.
Voluntary Execution of the Agreement. Consultant acknowledges that he is entering into this Agreement knowingly and voluntarily, with the full intent of releasing all known and unknown claims against the Company and without any duress or undue influence. Consultant acknowledges that he has been advised of his right to consult with counsel of his choice regarding the terms of this Agreement. Consultant further acknowledges that (i) he has read this entire Agreement, (ii) he understands the terms and consequences of this Agreement and of the releases it contains; (iii) he is fully aware of the legal and binding effect of this Agreement; (iv) he acknowledges that he is knowingly and voluntarily waiving and releasing any rights that he may have under the ADEA, as amended; and (v) that the consideration he is receiving is in addition to anything of value to which he was already entitled.

20.
Immigration Status. The Company agrees that, during the Interim Period and the Consulting Period, it will take any and all commercially reasonable and necessary steps generally consistent with its past immigration practice for Consultant to support Consultant’s legal employment and immigration status within the United States, including such commercially reasonable additional steps requested by Consultant in writing even if not previously taken by Company on behalf of Consultant as an employee. Commencing immediately after the Effective Date, Company agrees to promptly prepare and provide to Consultant substantially the same immigration documentation prepared by, and take substantially the same immigration actions previously taken by, the Company consistent with its past practice for Consultant, in form and content approved by Consultant, reasonably required to sponsor Consultant for a TN visa under the “management consultant” category, including, without limitation, filing any required petition documents and reasonably cooperating with the applicable U.S. immigration authorities, and agrees to take such other commercially reasonable actions otherwise to support and facilitate Consultant’s efforts to secure an appropriate U.S. immigration visa permitting Consultant to perform the Services. Consultant will provide true and accurate information to Company for inclusion on such documents. If and to the extent there is any period of time during the Consulting Period, up to 180 days (the “Suspension Period”), when Consultant is not eligible to provide Services under applicable U.S. immigration law (“Non-Eligibility”), Consultant’s obligation to provide Services (but not Consultant’s obligation to comply with all of the other provisions of this Agreement), and all of the Company’s related obligations to pay Consulting Fees, may, at Consultant’s option upon advance written notice, be suspended for up to the duration of the Suspension Period and the Parties shall reasonably cooperate in Consultant’s efforts to obtain an appropriate U.S. visa, at which time his obligation to provide Services and the related payment obligations under this Agreement will be reinstated, with an additional period of Service equal to the portion of the Suspension Period during which such obligation were suspended, and the monthly payments hereunder shall resume, and shall be adjusted accordingly, based on the number of months remaining in the Consulting Period as extended by such portion of the Suspension Period, so that all payments required to be made hereunder have been made by the end of the Consulting Period as extended by such portion of the Suspension Period. Notwithstanding any other provisions of this Agreement to the contrary, if Consultant is unable to obtain an appropriate U.S. visa permitting him to perform the Services within the U.S. he may, at his option (and, if the Suspension Period has been fully utilized, shall), provide the Services from outside of the U.S. and all obligations of the Parties under this Agreement will remain in full force and effect, (ii) (ii) Consultant agrees that nothing in this Paragraph requires the Company to spend any amounts of money (except to the extent of its personnel complying with the Company’s obligations hereunder) or take any legal positions adverse to the Company, and (iii) Company shall have only contractual obligations, as set forth in this Paragraph, related to the matters discussed in this Paragraph and has no duty of care or otherwise to Consultant regarding such matters, and Consultant agrees that the Company does not assure and is not responsible for the outcome of any immigration decision by the government.

21.
Review Period. Consultant acknowledges that he has been advised that he has twenty-one (21) days to consider this Agreement and that he was informed that he has the right to consult with counsel regarding this Agreement, was encouraged by the Company to consult with counsel, and specifically was represented by counsel during the course of the negotiation of this Agreement. To the extent Consultant has taken fewer than twenty-one (21) days to consider this Agreement, Consultant acknowledges that he has had sufficient time to consider this Agreement and to consult with his counsel and that he does not desire additional time.

22.
Right to Revoke. This Agreement is revocable by Consultant for a period of seven (7) days following Consultant’s execution of this Agreement. The revocation by Consultant of this Agreement must be in writing, must specifically revoke this Agreement, and must be received by the Company prior to the eighth (8th) day following the execution of this Agreement by Consultant. This Agreement becomes effective, enforceable and irrevocable on the eighth (8th) day following Consultant’s execution of the Agreement (the “Effective Date”).

23.	No Admissions. This Agreement does not constitute an admission of any kind by the Company or Consultant of any liability or that it or he violated any law or any duty to the other party.

24.
Miscellaneous. All headings herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement. No presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular Party or its counsel. Numbered or lettered articles, paragraphs and subparagraphs herein contained refer to articles, paragraphs and subparagraphs of this Agreement unless otherwise expressly stated. Any notice to be given or to be served upon any party hereto in connection with this Agreement must be in writing (which may include facsimile and email) and will be deemed to have been given and received when delivered to the address, facsimile number or email address specified by the party to receive the notice. Any Party may, at any time by giving five business (5) days’ prior written notice to the other Party, designate any other address, facsimile number and/or email address in substitution of the foregoing address, facsimile number and/or email address to which such notice will be given. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. The remedies under this Agreement are cumulative and shall not exclude any other remedies to which any person may be lawfully entitled. A Party shall be entitled to equitable or injunctive relief in addition to any remedies or damages available at law.

25.
Payment. Any payment to be made by Company to Consultant hereunder shall, at Consultant’s option expressed in writing to the Company and signed by Consultant, and effective as soon as reasonably practicable after such notice, be paid to an entity legal entity owned or controlled by Consultant or his immediate family. Consultant shall confirm that the entity is so owned or controlled in such notice.

PLEASE READ CAREFULLY. THIS AGREEMENT CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS. THE UNDERSIGNED AGREE TO THE TERMS OF THIS AGREEMENT AND VOLUNTARILY ENTER INTO IT WITH THE INTENT TO BE BOUND THEREBY.

James Bortnak

James Bortnak
Dated: July 31, 2017

Address for Notice:
[Omitted]

STAMPS.COM INC.

By:
Seth Weisberg, Chief Legal Officer
Dated: July 31, 2017

Address for Notice:
Stamps.com Inc.
1990 E. Grand Avenue
El Segundo, CA 90245
Attn: Seth Weisberg, Chief Legal Officer

ANNEX A

OPTION AND OPTION SHARE HOLDINGS

James Bortnak Stock Options to Purchase Common Stock of Stamps.com Inc.

Award ID	Award Date	Award Type	Award Amount	Award Price	Exercisable	Unvested	Outstanding	Vest Template
1669	09/19/2014	NQ	93,830	$32.410000	498	8,348	8,846	Equal through 24 months
1688	09/19/2014	NQ	46,915	$32.410000	15	0	15	Equal through 12 months
1911	04/09/2015	ISO	1,508	$66.280000	0	1,508	1,508	Equal through 36 mo.
1920	04/09/2015	NQ	18,492	$66.280000	10,555	7,937	18,492	Equal through 36 mo.
					11,068	17,793	28,861

EXHIBIT A

REAFFIRMATION OF RELEASE

By his signature below, James Bortnak (hereinafter “Consultant”) hereby reaffirms the releases by him contained in the Consulting Agreement recently entered into between him, on the one hand, and Stamps.com Inc., on the other hand (“the Agreement”), and reissues such release as of and through the Separation Date as if the phrase “up until and including the Effective Date” in Paragraph 4(a) of the Agreement read “up until and including the Separation Date.”. Nothing herein is intended to include matters in the releases which are, pursuant to the Agreement, excluded from the releases as set forth in the Agreement, or to change any terms or conditions of the releases.

The Consultant is executing this Reaffirmation of Release pursuant to the Agreement, in exchange for the consideration described therein.

Accepted and Agreed:
__________________________
James Bortnak (Name Printed)

________________________
James Bortnak (Signature)

Date: ____________________, 2017

EXHIBIT B

REAFFIRMATION OF RELEASE

By its signature below, Stamps.com Inc. (hereinafter “Company”) hereby reaffirms the releases by it contained in Consulting Agreement recently entered into between it, on the one hand, and James Bortnak, on the other hand (“the Agreement”), and, reissues such release as of and through the Separation Date as if the phrase “up until and including the Effective Date” in Paragraph 5(a) of the Agreement read “up until and including the Separation Date.”. Nothing herein is intended to include matters in the releasesd which are, pursuant to the Agreement, excluded from the releases as set forth in the Agreement, or to change any terms or conditions of the releases.

The Company is executing this Reaffirmation of Release pursuant to the Agreement, in exchange for the consideration described therein.

Accepted and Agreed:

STAMPS.COM INC.

By: __________________________
Name:________________________
Its:__________________________

Date: ____________________, 2017